Exhibit 99.1

ETHZilla Integrates Karus to Power AI-Modeled Auto Loan Tokenization

Strategic transaction seeks to combine Karus’s predictive credit analytics with ETHZilla’s blockchain infrastructure to bring real-world credit investments on-chain

PALM BEACH, Fla., – Dec. 3, 2025 – ETHZilla Corporation (Nasdaq: ETHZ) (“ETHZilla” or the “Company”), a technology company bringing decentralized finance infrastructure to traditional finance, today announced the acquisition of a 20% fully-diluted interest in Karus, Inc. (“Karus”), a leading artificial intelligence (AI) platform for auto finance decisioning and portfolio analytics. Pursuant to the transaction, ETHZilla plans to integrate Karus’s AI-driven underwriting into its blockchain infrastructure, enabling the tokenization of AI-modeled, risk-adjusted auto-loan assets. As part of the transaction, ETHZilla acquired a 20% fully-diluted ownership position in Karus in consideration for $3 million in cash and $7 million in shares of common stock of ETHZilla. Karus is backed by Tacora Capital CEO, Keri Findley, an asset-based lending and private-credit investor funded by Peter Thiel.

“Karus’s AI models are bringing the pricing and management of loan-level risk and cash flows into the future,” said McAndrew Rudisill, chairman and chief executive officer of ETHZilla. “Their AI delivers institutional-grade risk forecasting that we believe will enable us to structure and tokenize loan pools with greater accuracy and transparency. Under terms of the transaction, ETHZilla will also have access to Karus’s extensive network of auto loan originators, including over 20,000 car dealerships, credit unions, and banks as a source of potential portfolios for tokenization. This transaction provides ETHZilla an entry point into the approximately $1.6 trillion US asset-backed securities market,1 and we plan to leverage our relationship with Karus to become a leading player in bringing real-world credit on-chain.”

The strategic investment accelerates ETHZilla’s expansion beyond traditional digital assets into large-scale real-world asset markets, which we expect will help position the Company to meet what we believe is a growing institutional demand for transparent, on-chain securitization. ETHZilla plans to bring tokenization to AI-underwritten auto loans, enabling highly predictive borrower and collateral risk segmentation powered by Karus’s AI decisioning engine, which is trained on over 20 million historical auto loan outcomes and analyzes over 1,000 variables across credit, vehicle, collateral, and macroeconomic data in real time. Karus has already generated over $5 billion in auto loan volume processed through its point-of-origination decisioning engine.

We expect that this integration will enable investors to access transparent, risk-tiered exposure to auto credit with on-chain settlement and analytics. The first tokenized portfolios are expected to launch in early 2026. Liquidity.io (ETHZilla holds a 15% interest in Satschel, Inc., Liquidity.io’s parent company), is expected to serve as the exclusive digital-asset exchange for trading tokenized Karus-enabled auto loan portfolios, ensuring compliant, scalable market access for investors. The Company estimates that for every $100 million deployed in the Karus token, the assets are expected to generate $9 million to $12 million of adjusted EBITDA for ETHZilla.

“We believe that ETHZilla’s blockchain infrastructure will allow us to bring our data-driven insights directly to market,” said Aaron Travis, chief executive officer of Karus. “By pairing our AI with ETHZilla’s blockchain rails, we aim to turn predictive auto loan-performance data into a new, scalable digital fixed-income product.”

[1]	As of December 31, 2024, pursuant to the Bd. Governors Fed. Reserve Sys., Fed. Reserve Statistical Rel.: Z.1 Financial Accounts of the U.S., released March 13, 2025.

“We expect that this relationship will take Karus’s loan modeling from insight to execution,” said Keri Findley, CEO of Tacora Capital and board member at Karus. “We believe the Liqudity.io platform will be able to give Karus’s AI real-world reach by turning credit intelligence into investable digital assets.”

Karus is backed by a group of investors led by Stage Global Partners, which also includes Tacoma Venture Fund and Capital Eleven.

Transaction Summary

ETHZilla invested $8 million into Karus, paid in a combination of $3 million in cash and $5 million in shares of its common stock, to acquire a 16% ownership stake in Karus through the purchase of newly issued Series A Preferred Stock and through secondary share acquisitions from existing Karus holders acquired an additional 4% of Karus’ fully-diluted shares in consideration for $2 million in shares of common stock.

In conjunction with the transaction, which closed on December 2, 2025, ETHZilla will appoint a director to the Karus Board of Directors and maintain certain governance rights.

About ETHZilla

ETHZilla Corporation (Nasdaq: ETHZ) is a technology company in the decentralized finance (DeFi) industry. ETHZilla seeks to connect financial institutions, businesses and organizations worldwide by enabling secure, accessible blockchain transactions through Ethereum network protocol implementations. It generates recurring revenues through various DeFi protocols that improve Ethereum network integrity and security. ETHZilla believes it has the unique capability to bring traditional assets on-chain via tokenization. Through its proprietary protocol implementations, ETHZilla facilitates DeFi transactions and asset digitization across multiple Layer 2 Ethereum networks. ETHZilla is working to offer tokenization solutions, DeFi protocol integration, blockchain analytics, traditional-to-digital asset conversion gateways, and other decentralized finance services. To learn more, visit ETHZilla.com.

Forward Looking Statements

This press release contains “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected benefits of the relationship with Karus, expectations with respect to future performance, and growth of the Company; the ability of the Company to execute its plans, undertake tokenization activities and achieve future performance.

Forward looking statements are subject to numerous risks and uncertainties, many of which are beyond the Company’s control, and actual results may differ materially. Applicable risks and uncertainties include, among others, failure to realize the anticipated benefits of the transaction described herein; failure to realize the anticipated benefits of the Company’s previously disclosed stock repurchase program, previously announced private placements, sale of convertible notes, and related transactions, including the Company’s digital asset treasury strategy; the Company’s ability to achieve profitable operations; risks relating to the Company’s stock repurchases, the fact that common stock share repurchases may not be conducted in the timeframe or in the manner the Company expects; expectations regarding the capitalization, resources and ownership structure of the Company; the Company’s plans to continue to purchase ETH over time, the Company’s digital asset treasury strategy, the digital assets held by the Company, the Company’s current and anticipated yield strategies, including its participation in DeFi protocols and plans for tokenization of real world assets; fluctuations in the market price of ETH that will impact the Company’s accounting and financial reporting; government regulation of cryptocurrencies; the Company’s ability to repurchase shares of common stock, the timing thereof, purchase price thereof, and the fact that repurchases may not be undertaken under the stock repurchase program; changes in securities laws or regulations; changes in business, market, financial, political and regulatory conditions; risks relating to the Company’s outstanding convertible notes, including the Company’s ability to repay such notes, covenants associated therewith and dilution caused by the conversion thereof into common stock, and security interests associated therewith; risks relating to the Company’s OTC transactions, including the Company’s ability to repay such facilities, covenants associated therewith and security interests associated therewith, including security interests over certain of our cash and ETH; risks relating to the Company’s previously announced ATM offering, including potential downward pressure on the Company’s stock price associated therewith; risks relating to the Company’s operations and business, including the highly volatile nature of the price of Ether and other cryptocurrencies; the risk that the Company’s stock price may be highly correlated to the price of the digital assets that it holds; risks related to increased competition in the industries in which the Company does and will operate; risks relating to significant legal, commercial, regulatory and technical uncertainty regarding digital assets generally; risks relating to the treatment of crypto assets for U.S. and foreign tax purpose, expectations with respect to future performance, growth and anticipated acquisitions; potential litigation involving the Company; global economic conditions; geopolitical events and regulatory changes; access to additional financing, and the potential lack of such financing; and the Company’s ability to raise funding in the future and the terms of such funding, including dilution caused thereby, as well as those risks and uncertainties identified and those identified under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, as well as the supplemental risk factors and other information the Company has or may file with the SEC. Readers are cautioned not to place undue reliance on these statements. Investors should also be aware that under U.S. generally accepted accounting principles (GAAP), certain crypto assets must be measured at fair value, with changes recognized in net income for each reporting period. These fair value adjustments may cause significant fluctuations in the Company’s balance sheet and income statement from period-to-period. In addition, for certain crypto assets, including ETH, which the Company holds, impairment charges may be required to be reported in net income if the market price of such assets (including ETH) falls below the cost basis at which those assets are carried on the balance sheet. Readers are encouraged to read the Company’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this document, and the Company undertakes no obligation to update any forward-looking statements except as required by law. The Company’s business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

Media and Investor Contact:

John Kristoff

SVP, Corporate Communications and IR

IR@ethzilla.com

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